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                                                                    Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of CCA Prison Realty Trust and Corrections Corporation of America of our report dated February 16, 1998 relating to the financial statements of Corrections Corporation of America's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in or incorporated by reference in this registration statement.



                                          /s/ ARTHUR ANDERSEN LLP
                                          ------------------------------

Nashville, Tennessee
June 26, 1998